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                                                                Exhibit 10.8

                               ASSIGNMENT OF TRADEMARK


    The Chapman Co., a corporation existing under the laws of Maryland, located and doing business at World Trade Center - Baltimore, 401 East Pratt Street, 28th Floor, Baltimore, Maryland 21202, (the "Assignor"), and having adopted, used, is using, and is the owner of a certain trademark described more fully below, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge:

    Sells, signs, and transfers to, Nathan A. Chapman, Jr., an individual and US Citizen with a business at World Trade Center -- Baltimore, 401 East Pratt Street, 28th Floor, Baltimore, Maryland 21202 (the "Assignee"), the entire right, title, and interest, in and to the following trademark, together with the goodwill of the business symbolized by said trademarks:

         U.S. Trademark Application Serial No. 75/054,284

    Assignor warrants and covenants that no assignment, grant, mortgage, license, or other agreement affecting the rights and property herein conveyed, other than the above-recited permitted exceptions, has been or will be made to others by the Assignor or any predecessor in title thereto and that the full right to convey the same as herein expressed is possessed thereby;

    To be binding on the successors and assigns of the Assignor and to extend to the successors, assigns, and nominees of the Assignee.

                        THE CHAPMAN CO.


                        By:  ____________________________________
                        Name:     Nathan A. Chapman, Jr.

                        Title:    President

STATE OF MARYLAND
COUNTY OF BALTIMORE

    SWORN TO AND SUBSCRIBED before me this the ______ day of _____________________________, 199_____.


                             ____________________________________
                             Notary Public